UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7115, 16th Street East, Unit 105
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01        Entry into a Material Definitive Agreement. Item 3.02 Unregistered Sales of Equity Securities.

          On January 16, 2009, the Company and its operating subsidiaries entered into an Asset Purchase Agreement among (i) Dealer Services Corporation (“DSC”), (ii) Ronald Peterson (the “Trustee”), who is the Chapter 7 Trustee of SWC Services LLC (“SWC”), the Company’s lender under the Second Amended and Restated Loan and Security Agreement between the Company, its operating subsidiaries and SWC (the “Loan Agreement”), and (iii) the other parties to the Loan Agreement and the various guaranties and other documents delivered to SWC in connection with the Loan Agreement. Under the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1, DSC agreed to purchase and the Trustee agreed to transfer and assign to DSC all of the rights and interest of SWC under the Loan Agreement and the other documents entered into by the Company, its subsidiaries and the various guarantors in connection with the Loan Agreement (collectively, the “Loan Documents”).

          The Asset Purchase Agreement provides that, in consideration for the transfer to DSC of SWC’s rights in the Loan Documents, DSC will pay to the Trustee the sum of $12,000,000. The amount of $9,000,000 will be payable on the later of: (i) February 20, 2009, or (ii) three business days after the Trustee’s receipt of a final order of the United States Bankruptcy Court for the Northern District of Illinois (the “Court”), which has jurisdiction over the bankruptcy of SWC, approving the transfer of SWC’s interests in the Loan Documents to DSC (the “Final Closing Date”). A “final order” means a final order of the Court approving the terms of the Agreement which is no longer subject to appeal or certiorari with no such appeal or certiorari pending. If the final order is effective on or before February 16, 2009, then $3,000,000 will be paid three business days after the Trustee’s receipt of the final order, and upon receipt of such amount the Trustee will release all of its liens and encumbrances in and to the automobile inventory of the Company. However, in the event that a lien search indicates liens against Carbiz or any of its operating subsidiaries that are borrowers under the Loan Agreement other than those held by Trafalgar Capital Specialized Investment Fund, Luxembourg, then the $3,000,000 will be paid on the Final Closing Date along with the $9,000,000.

          The Asset Purchase Agreement also provides that the Loan Agreement will be amended, effective as of the Final Closing Date, pursuant to the terms of the Third Amended and Restated Loan and Security Agreement by and between the Company, its operating subsidiaries, DSC and the other parties thereto, a copy of which is attached hereto as Exhibit 99.2 (the “New Loan Agreement”). The New Loan Agreement substantially revises the terms of the Loan Agreement, and provides that DSC will forgive all of the outstanding balance due under the Loan Agreement in excess of $12,000,000. At October 31, 2008, there was a total balance of $41,287,764 borrowed under the SWC credit facilities. The forgiveness of such amount will result in the Company recognizing income for both financial reporting and federal income tax purposes in the amount of the difference between the amount owed as of the Final Closing Date and $12,000,000, less the amount of any costs incurred. The Company anticipates that, in addition to normal transaction costs including Commitment Fees and legal costs, it will incur significant costs related to the restructuring of current notes receivable required under the New Loan Agreement as discussed below. Additionally, the Company may incur the Deferral Fee discussed below. The amount of these various costs and the timing of the accounting recognition related to this transaction cannot presently be determined and will not be determinable until all requirements of the transaction are complete.

          It is anticipated that the Company will apply IRC Section 108 to the gain associated with the forgiveness of debt. The Company believes that it has net operating loss carry forwards (NOLs) available that will be adequate to absorb any remaining income. However, as a consequence of using IRC Section 108, these NOLs will most likely be reduced to zero in the year following the transaction. There may also be other adjustments that the Company must make that would have the effect of deferring any potential income tax liabilities. The Company believes that beyond the reduction of the NOLs that these other adjustments will not have a material impact on the Company’s consolidated financial position.

         As DSC primarily provides financing to car dealers who lease automotive vehicles to consumers, the New Loan Agreement provides that the Company must convert a number of outstanding notes receivable due from consumers who have purchased vehicles from the Company into closed-end leases or pay a substantial penalty to DSC. Under the New Loan Agreement, the Company must deliver to DSC by the Final Closing Date a set of conversion documents, consisting of a signed closed-end lease and a bill of sale for each vehicle, with respect to vehicles with an aggregate Floor Plan Value (as defined below) of at least $9,000,000. The conversion documents must be accompanied by an officer’s certificate which acknowledges that to the best of the officer’s knowledge, no person other than the Company has a lien on any of the motor vehicles that are the subject of the conversion documents. For purposes of this paragraph, “Floor Plan Value” means the Black Book Value for a motor vehicle plus $600. The aggregate Floor Plan Value of all of the motor vehicles for which conversion documents and the related officer’s certificate are delivered to DSC is hereinafter referred to as the “Total Floor Plan Value. The Company expects to incur significant costs in connection with the conversion of these notes receivable, including incentives to borrowers under the notes receivables. As previously indicated, the amount of such costs, including incentives, are not presently determinable.

          If the Company fails to deliver the conversion documents described above on the Final Closing Date, the Company must pay to DSC a fee of $1,000,000 (the “Deferral Fee”). The Company must pay additional Deferral Fees of $125,000 per week for each week until such conversion documents are delivered.

          In the event that it is determined by DSC that any motor vehicle to which any set of conversion documents relates has a lien on its title, other than the lien in favor of the Company, then the conversion documents relating to such motor vehicle shall be deemed to be void and the Floor Plan Value of such motor vehicle shall be deducted from the Total Floor Plan Value. In the event that a sufficient number of motor vehicles are subsequently determined to have such additional liens upon their titles such that the Total Floor Plan Value is reduced to an amount less than $9,000,000 by operation of the immediately preceding sentence (the difference between $9,000,000 and the Total Floor Plan Value is hereinafter referred to as the “Deficiency”), then the Company must pay the Deferral Fee to DSC if, within five business days after notice to the Company of such title defects, the Company (i) does not cure the title defects with respect to motor vehicles with an aggregate Floor Plan Value at least equal to the Deficiency and/or (ii) does not deliver conversion documents relating to additional motor vehicles with an aggregate Floor Plan Value at least equal to the Deficiency, accompanied by an officer’s certificate, or some combination thereof such that the Deficiency is reduced to zero (0). The Deferral Fee will continue to be payable until the Company has complied with the conditions in clause (i) and/or (ii) above sufficient to remove any Deficiency.

          Any Deficiency will bear interest at a rate of 12% annually, and the amount of any remaining Deficiency will be due and payable six months after the Final Closing Date.

          The New Loan Agreement provides the Company with floor plan financing, and generally provides that all advances borrowed to purchase vehicles must be repaid ratably over a two-year period, or upon the sale of the associated vehicle. For loans which are converted to closed-end leases, the two years will commence on the date of conversion. The total credit limit under the New Loan Agreement is $14,000,000, which includes the $12,000,000 to be paid to the Trustee under the Asset Purchase Agreement. As amounts are repaid to DSC, the Company will be able to re-borrow funds to purchase additional vehicles; provided however, that all advances under the New Loan Agreement are at the sole discretion of DSC. The interest rate for all advances under the floor plan facility, including the amount paid to the Trustee for the Company’s inventory of vehicles and all vehicles subject to the conversion documents, will be variable, based upon published rates of DSC. The current rate is 7.5% .

          With respect to loans provided to previous purchasers of vehicles which are not converted into closed-end leases as well as loans provided to future purchasers of vehicles, provided that the Company is not in default under the New Loan Agreement, the Company will be entitled to sell such loans and use the proceeds to meet operating expenses and other liabilities.

          It is anticipated that with the ability to purchase additional vehicles and maintain appropriate inventory levels the Company will return to sales levels previously achieved. Management expects new closed-end lease receivable and notes receivables to provide increased cash flow from payment streams from all geographic segments of the portfolio. Management also expects to sell a certain portion of loans aged at least 90 days to provide additional cash flow. Should the Company achieve previous sales rates, it is anticipated that the combination of cash flow from payment streams and the sale of loans will be sufficient to support operations and debt service obligations of the Company.

          All of the financial covenants contained in the prior Loan Agreement have been deleted from the New Loan Agreement and replaced by an obligation for the Company to maintain a minimum of $3,500,000 of accounts receivable. As was the case under the previous Loan Agreement, the obligation of the Company and its operating subsidiaries to pay all amounts due under the New Loan Agreement is secured by a pledge to DSC of all of the assets of the Company and its operating subsidiaries. Also, Carl Ritter, Chief Executive Officer of the Company, has pledged his shares of the Company’s common stock (3,944,112 shares) to DSC as additional collateral.

          In connection with entering into the New Loan Agreement, the Company will pay to DSC an origination fee equal to $120,000 and a commitment fee of $250,000. In addition, the Company will issue warrants to DSC to purchase 9,718,289 shares of the Company’s common stock at a purchase price of $.03 per share, which was the share price in late December/early January when the Company and DSC began negotiating the terms of the New Loan Agreement. The warrant will expire on February 28, 2014 unless it is exercised prior to that date. The Company has agreed to enter into the Registration Rights Agreement attached hereto as Exhibit 99.4 on or before December 31, 2010, pursuant to which the Company will be required to register for resale by DSC the shares to be issued to DSC under the warrant, and to use its commercially reasonable efforts to obtain all necessary consents to enter into such agreement.

          The issuance of the warrant is exempt from registration under the Securities Act of 1933 by virtue of the private placement exemption provided in Section 4(2) of such Act.

          In connection with entering into the Asset Purchase Agreement and the New Loan Agreement, the Company, DSC and Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”), entered into a Fifth Amendment To and Reaffirmation Of Subordination and Inter-creditor Agreement, dated January 14, 2009, amending the Subordination and Inter-creditor Agreement between Trafalgar and DSC, as SWC’s assignee of that agreement. Under the Fifth Amendment, Trafalgar consented to the execution and delivery of the New Loan Agreement and the performance of the terms thereof. Further, DSC, the Company and Trafalgar agreed that the definition of “Permitted Subordinated Indebtedness Payments” set forth in Section 1 of the Subordination and Inter-creditor Agreement would be amended upon the consummation of the transactions contemplated under the Asset Purchase Agreement by amending and restating clauses (a) and (f) to read as follows:

          (a) the following payments of interest and principal on account of the Subordinated Indebtedness as evidenced by the Subordinated Debentures at the times specified below:

DATE	AMOUNT
March 2009	$250,000
Monthly April 2009
through December 2009	$50,000
Monthly January 2010
through August 2010	$100,000

          (f) Five Million One Hundred Thirty Five Thousand Dollars ($5,135,000) in September 2010 but only so long as: (i) the Borrowers have Accounts arising from buy-here-pay-here transactions which are not in default or contractually delinquent and are not subject to any Lien other than the Lien of DSC and which have an aggregate principal balance of at least Ten Million Dollars ($10,000,000); and (ii) after the payment to Subordinated Creditor contemplated by this clause (f), the Borrowers, on a consolidated basis, will have cash on hand that exceeds their consolidated current payables by at least One Million Dollars ($1,000,000). For the purposes of this clause (f), the terms “Account” and “Lien” shall have the meaning ascribed to those terms in the Third Amended and Restated Loan Agreement.

          Also, that subsection 2.7 of the Subordination and Inter-creditor Agreement would be amended to increase the one hundred and twenty (120) day stand-still period in clause (b)(i) of subsection 2.7 to one year.

          DSC and Trafalgar also agreed in the Subordination and Inter-creditor Agreement that if the indebtedness to Trafalgar is not satisfied in September 2010 because the conditions in clause (f) of the definition of Permitted Subordinated Indebtedness Payments are not met, DSC will negotiate in good faith a modification to the definition of Permitted Subordinated Indebtedness Payments that would permit some or all of the indebtedness to be paid either in a lump sum or over time so long as, in the opinion of DSC, the payment or payments would not impose undue strain on the financial capabilities of the Company and its operating subsidiaries.

          It is anticipated that the Court will hold a hearing on the transfer of the Loan Documents on or about January 30, 2009. Assuming an initial order approving the transfer is issued on or about that date, creditors of SWC will have 10 days to appeal such order. If no appeal is taken, the order should become final after the expiration of the 10 day period, and the transactions contemplated by the Asset Purchase Agreement would be consummated thereafter in accordance with the terms of the Asset Purchase Agreement. There can be no assurance that the Court will approve the Asset Purchase Agreement or that, if it is approved by the Court, there will not be an appeal of the order. In the event of an appeal, DSC and the Trustee will have the opportunity to terminate the Asset Purchase Agreement. In such event, there can be no assurance that the Company could obtain other financing to allow it to continue its business.

Item 9.01           Financial Statements and Exhibits.

Exhibit 99.1	Asset Purchase Agreement, dated January 16, 2009, between Carbiz Inc., its operating subsidiaries, Dealer Services Corporation, Ronald Peterson, as Trustee, and the other parties thereto.

Exhibit 99.2	Third Amended and Restated Loan and Security Agreement, dated January 16, 2009, between Carbiz Inc., its operating subsidiaries, Dealer Services Corporation and the other parties thereto.

Exhibit 99.3	Warrant in favor of Dealer Services Corporation

Exhibit 99.4	Form of Registration Rights Agreement in favor of Dealer Services Corporation

Exhibit 99.5	Amended and Restated Carbiz Inc. Guaranty in favor of Dealer Services Corporation, dated January 16, 2009

Exhibit 99.6	Carbiz USA Inc. Guaranty in favor of Dealer Services Corporation, dated January 16, 2009

Exhibit 99.7	Form of Floor Plan Financing Notes in favor of Dealer Services Corporation

Exhibit 99.8	Fifth Amendment and Reaffirmation, dated January 16, 2009, by Trafalgar Capital Specialized Investment Fund, Luxembourg

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: January 23, 2009	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer